UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 17, 2018

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200	94596
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

BayCom Corp ("the Registrant") held its annual meeting of shareholders on July 17, 2018.  Holders of record of the Registrant's common stock at the close of business on May 25, 2018, were entitled to vote on two proposals at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Registrant's shareholders approved the election of Lloyd W. Kendall, Jr., George J. Guarini, James S. Camp, Harpreet S. Chaudhary, Rocco Davis, Malcolm F. Hotchkiss, Robert G. Laverne, MD and David M. Spatz as directors of the Registrant for a term to expire in the year 2019.

	For	Withheld	Broker Non-Vote
Lloyd W. Kendall, Jr	5,463,446	6,325	2,341,489
George J. Guarini	4,942,205	527,266	2,341,789
James S. Camp	5,463,067	6,704	2,341,489
Harpreet S. Chaudhary	5,464,562	5,209	2,341,489
Rocco Davis	5,454,777	11,994	2,344,489
Malcolm F. Hotchkiss	4,923,411	552,060	2,335,789
Robert G. Laverne, MD	5,460,327	6,444	2,344,489
David M. Spatz	5,404,246	65,525	2,341,489

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Registrant's shareholders approved the ratification of the appointment of Moss Adams LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2018.

Number of Votes
For	7,748,167
Against	57,060
Abstain	6,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date:	July 19, 2018	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary

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